INDEPENDENT AUDITORS' CONSENT

The Board of Directors
OneCap
Las Vegas, Nevada

We consent to the reference to our firm under the caption 'Experts' and to the use of out report dated September 15, 2000 in the Registration Statement (Form 10-SB) for the
registration of securities under section 12(g) of the Securities Exchange Act of 1934,


/s/Bradshaw, Smith, & Co., L.L.P.

September 29, 2000